Exhibit 99.1

ViewRay Raises $26.1 Million in Private Placement

Financing to Support Commercialization of MRIdian Linear Accelerator Technology

CLEVELAND, January 18, 2017 — ViewRay, Inc. (Nasdaq: VRAY), makers of the world’s first and only clinical MRI-guided radiation therapy system, announced today that it has raised aggregate gross proceeds of approximately $26.1 million through a private placement of its common stock and warrants. Puissance Capital Management led the financing and was joined by certain of ViewRay’s existing investors, including OrbiMed Advisors, LLC and Kearny Venture Partners, and an additional new institutional investor, Acuta Capital Partners.

In connection with this private placement, Ted Wang, Ph.D., Chief Investment Officer of Puissance Capital Management, is expected to be appointed as a member of the ViewRay Board of Directors. Puissance Capital Management is a global asset manager founded in 2015. Prior to founding the firm, Dr. Wang was a Partner of Goldman, Sachs & Co. During his 18-year tenure at the firm he held many leadership positions, mostly recently as Co-Head of U.S. Equities Trading and Global Co-Head of One Delta Trading and a member of the Goldman Sachs Risk Committee. Prior to joining Goldman, Dr. Wang co-founded Xeotron Corp., a company specializing in DNA biochips in Texas. He holds a Ph.D. in Physics from the University of Minnesota, an MBA from the University of Texas, Austin, and a BS from Fudan University, China.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and have been sold pursuant to Regulation S and Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. ViewRay has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

ViewRay sold approximately 8.6 million shares of common stock and warrants to purchase approximately 1.7 million shares of common stock for aggregate gross proceeds of approximately $26.1 million before deducting offering expenses. The warrants have a per share exercise price of $3.17, are exercisable after six months and expire seven years from the date of issuance. Proceeds from the private placement will be used primarily to support the ongoing commercialization of the MRIdian Linear Accelerator Technology, for research and development related to continued product development activities, and for general corporate purposes, including working capital.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY) designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian integrates MRI technology, radiation delivery and proprietary software to locate, target and track the position and shape of soft-tissue tumors during radiation. ViewRay believes this combination of enhanced visualization and accuracy will significantly improve outcomes for patients.

The MRIdian linac is a technology under development and not available for sale or distribution in the United States. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the planned use of proceeds from the private placement and Dr. Wang joining ViewRay’s Board of Directors. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian linac technology, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at www.sec.gov.

Contact:

Investor Relations:

Ajay Bansal

Chief Financial Officer

1-844-MRIdian (674-3426)

Media Enquiries:

Michael Saracen

Senior Director, Marketing

Phone: +1 440.703.3210, ext. 200

Email: media@viewray.com

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